Exhibit 99.1
Backblaze Announces Fourth Quarter and Full Year 2023 Financial Results

47% Revenue Growth in B2 Cloud Storage, 25% Revenue Growth Overall in Q4 2023

San Mateo, CA (February 15, 2024)—Backblaze, Inc. (Nasdaq: BLZE), a leading specialized storage cloud platform, today announced results for its fourth quarter and year ended December 31, 2023.

“Backblaze capped off a strong finish to the year with our B2 Cloud Storage revenue growing 47% in Q4 and delivered adjusted EBITDA profitability for the first time as a public company,” said Gleb Budman, CEO of Backblaze. “We exited 2023 with accelerated revenue growth and dramatically improved profitability and cash usage metrics. I’m excited for the coming year as Backblaze continues to move up in the mid-market and help customers who are poorly served by legacy solutions to break free with our differentiated cloud services.”

Fourth Quarter 2023 Financial Highlights:

•Revenue of $28.7 million, an increase of 25% year-over-year (YoY).
▪B2 Cloud Storage revenue was $14.0 million, an increase of 47% YoY.
▪Computer Backup revenue was $14.7 million, an increase of 10%YoY.
•Gross profit of $15.2 million, or 53% of revenue, compared to $11.7 million or 51% of revenue, in Q4 2022.
•Adjusted gross profit of $22.1 million, or 77% of revenue, compared to $17.3 million or 75% of revenue in Q4 2022.
•Net loss was $11.4 million compared to a net loss of $14.5 million in Q4 2022.
•Net loss per share was $0.30 compared to a net loss per share of $0.44 in Q4 2022.
•Adjusted EBITDA was $1.6 million, or 6% of revenue, compared to $(2.5) million or (11)% of revenue in Q4 2022.
•Non-GAAP net loss of $5.6 million compared to non-GAAP net loss of $9.0 million in 2022.
•Non-GAAP net loss per share of $0.15 compared to a non-GAAP net loss per share of $0.27 in 2022.
•Cash, short-term investments and restricted cash, non-current totaled $33.4 million as of December 31, 2023.

Full-Year 2023 Financial Highlights:

•Revenue of $102.0 million, an increase of 20% YoY.
▪B2 Cloud Storage revenue was $46.4 million, an increase of 40% YoY.
▪Computer Backup revenue was $55.6 million, an increase of 7% YoY.
•Gross profit of $50.0 million, or 49% of revenue, compared to $43.9 million or 52% of revenue, in 2022.
•Adjusted gross profit of $76.2 million, or 75% of revenue, compared to $64.6 million or 76% of revenue in 2022.
•Net loss was $58.9 million compared to $51.4 million in 2022.
•Net loss per share was $1.63 compared to $1.62 in 2022.
•Adjusted EBITDA was $(3.9) million, or (4)% of revenue, compared to $(9.4) million and (11)% of revenue in 2022.
•Non-GAAP net loss of $30.6 million compared to non-GAAP net loss of $32.8 million in 2022.
•Non-GAAP net loss per share of $0.85 compared to a non-GAAP net loss per share of $1.04 in 2022.

Fourth Quarter 2023 Operational Highlights:

•Annual recurring revenue (ARR) was $117.6 million, an increase of 28% YoY.
▪B2 Cloud Storage ARR was $57.6 million, an increase of 49% YoY.
▪Computer Backup ARR was $60.0 million, an increase of 12% YoY.
•Net revenue retention (NRR) rate was 109% compared to 113% in Q4 2022.
▪B2 Cloud Storage NRR was 122% compared to 122% in Q4 2022.
▪Computer Backup NRR was 100% compared to 108% in Q4 2022.
•Gross customer retention rate was 91% in Q4 2023 and Q4 2022.
▪B2 Cloud Storage gross customer retention rate was 90% in Q4 2023 and Q4 2022
▪Computer Backup gross customer retention rate was 91% compared to 90% in Q4 2022.
▪Number of customers was 511,942 versus 506,456 in Q4 2022.
•B2 Cloud Storage number of customers was 97,842 versus 86,874 in Q4 2022.
•Computer Backup number of customers was 431,745 versus 436,080 in Q4 2022.
▪Total Annual Average Revenue Per Customer (ARPU) was $228 versus $181 in Q4 2022.
•B2 Cloud Storage ARPU was $577 versus $437 in Q4 2022.
•Computer Backup ARPU was $140 versus $124 in Q4 2022.

Recent Business Highlights

•Completed Price Increase with Added Product Features: Customer retention remains strong at 91% with enhanced customer value from free egress and bundling of Extended Version History
•Reduced Cash Usage: Q4 cash usage declined over 70% from Q3 2023 to $2.4 million
•Delivered Adjusted EBITDA Profitability: Exceeded our guidance by 3% driven by continued cost savings and strong revenue performance
•Launched Powered By Backblaze: Allows partners to incorporate B2 Cloud Storage into their products and offerings in a manner invisible to end users, opening new distribution channels for our product
•Launched Backblaze Computer Backup with Enterprise Control: New administrative control feature set caters to larger companies with greater compliance and security needs
•Deepened the Leadership Bench: Hired Chief Product Officer, David Ngo, who brings 25+ years in data management industry experience to further accelerate our pace of innovation

Financial Outlook

Based on information available as of the date of this press release,

For the first quarter of 2024 we expect:
•Revenue between $29.6 million to $30.0 million.
•Adjusted EBITDA margin between 4% to 6%.
•Basic shares outstanding of 39.5 to 40.5 million shares.

For full-year 2024 we expect:
•Revenue between $126.0 million to $128.0 million.
•Adjusted EBITDA margin between 8% to 10%.

Conference Call Information:

Backblaze will host a conference call today, February 15, 2024, at 1:30 p.m. PT (4:30 p.m. ET) to review its financial results.

Attend the webcast here: https://edge.media-server.com/mmc/p/twbh9cnv
Register to listen by phone here: https://dpregister.com/sreg/10185341/fb4e51bda7

Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze makes it astonishingly easy to store, use, and protect data. The Backblaze Storage Cloud provides a foundation for businesses, developers, IT professionals, and individuals to build applications, host content, manage media, back up and archive data, and more. With over two billion gigabytes of data storage under management, the company currently works with over 500,000 customers in over 175 countries. Founded in 2007, the company is based in San Mateo, CA. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook” and statements regarding the use and impact of our IPO proceeds.

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: market competition, including competitors that may have greater size, offerings and resources; effectively managing growth; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to attract and retain customers, including increasingly larger customers and the continued growth of data stored by our customers; continued growth consistent with historical levels; ability to offer new features and other offerings on a timely basis and the impact of product pricing changes; material defects or errors in our software; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; retention of key employees; the impact of a pandemic, war or hostilities, including the Israel-Hamas conflict, and other significant world or regional events on our business and the business of our customers, vendors, supply chain and partners; litigation and other disputes; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use non-GAAP adjusted gross margin and adjusted EBITDA margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of the company’s performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit (and Margin)

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross margin as gross profit, exclusive of stock-based compensation expense, depreciation expense of our property and equipment, and amortization expense of capitalized internal-use software included within cost of revenue, as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software, because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross margin provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA

We define adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, investment income, income tax provision, workforce reduction and related severance charges, SAFE holder settlement and other non-recurring charges. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income adjusted to exclude stock-based compensation and other items we deem non-recurring. We believe that non-GAAP net income (loss), when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Key Business Metrics:
Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements, which represent greater than 98% of our revenue for the periods presented (and excludes Physical Media revenue), for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

Our overall net revenue retention rate (NRR) is a trailing four-quarter average of the recurring revenue from a cohort of customers in a quarter as compared to the same quarter in the prior year. We calculate our overall net revenue retention rate for a quarter by dividing (i) recurring revenue in the current quarter from any accounts that were active at the end of the same quarter of the prior year by (ii) recurring revenue in the current corresponding quarter from those same accounts. Our overall net revenue retention rate includes any expansion of revenue from existing customers and is net of revenue contraction and customer attrition, and excludes revenue from new customers in the current period. Our net revenue retention rate for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall net revenue retention rate based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Gross Customer Retention Rate

We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we serve a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of the percentage of cohort of customers who were active at the end of the quarter in the prior year that are still active at the end of the current quarter. We calculate our gross customer retention rate for a quarter by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Number of Customers

We define a customer at the end of any period as a distinct account, as identified by a unique account identifier, that has paid for our cloud services, which makes up substantially all of our user base. In Q4 2023, we refined our customer definition to include end-user customers that purchase through a reseller. This resulted in no impact to previously reported metrics other than a 1% decrease to the 120% NRR metric reported for Q3 2023.

Annual Average Revenue Per User

We define annual average revenue per user (Annual ARPU) as the annualized value for the average revenue per customer. Annual ARPU is calculated by dividing our revenue for the last month of a period by the total number of customers as of the last day of the same period, and then multiplying the resulting quotient by 12. Our annual average revenue per user for Computer Backup and B2 Cloud Storage is calculated in the same manner based on the revenue and number of customers from our Computer Backup and B2 Cloud Storage solutions, respectively.

Investors Contact
Mimi Kong
Director, Investor Relations and Corporate Development
ir@backblaze.com

Press Contact
Jeanette Foster
Communications Manager
press@backblaze.com

BACKBLAZE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,502	$6,690
Accounts receivable, net	800	856
Short-term investments, net	16,799	58,733
Prepaid expenses and other current assets	8,413	8,120
Total current assets	38,514	74,399
Restricted cash, non-current	4,128	4,306
Property and equipment, net	45,600	49,375
Operating lease right-of-use assets	9,980	6,881
Capitalized internal-use software, net	32,521	16,704
Other assets	944	793
Total assets	$131,687	$152,458
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,281	$3,283
Accrued expenses and other current liabilities	8,460	9,418
Finance lease liabilities and lease financing obligations, current	18,492	18,531
Operating lease liabilities, current	1,878	2,130
Deferred revenue, current	25,976	22,912
Total current liabilities	57,087	56,274
Finance lease liabilities and lease financing obligations, non-current	13,310	15,487
Operating lease liabilities, non-current	8,151	5,032
Deferred revenue, non-current	4,073	2,611
Debt facility, non-current	4,128	4,306
Total liabilities	$86,749	$83,710
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of December 31, 2023 and 2022; 39,150,610 and 16,198,333 shares issued and outstanding as of December 31, 2023 and 2022, respectively.	4	2
Class B common stock, $0.0001 par value; 295,986 and 37,000,000 shares authorized as of December 31, 2023 and 2022; zero and 17,195,404 shares issued and outstanding as of December 31, 2023 and 2022, respectively.	—	2
Additional paid-in capital	191,538	156,485
Accumulated deficit	(146,604)	(87,741)
Total stockholders’ equity	44,938	68,748
Total liabilities and stockholders’ equity	$131,687	$152,458

BACKBLAZE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenue	$28,737	$22,926	$102,019	$85,155
Cost of revenue	13,553	11,219	52,062	41,292
Gross profit	15,184	11,707	49,957	43,863
Operating expenses:
Research and development	9,105	8,614	39,202	33,107
Sales and marketing	9,825	9,274	40,995	35,399
General and administrative	7,029	7,364	26,815	23,470
Total operating expenses	25,959	25,252	107,012	91,976
Loss from operations	(10,775)	(13,545)	(57,055)	(48,113)
Investment income	408	560	1,984	965
Interest expense	(991)	(1,478)	(3,792)	(4,289)
Loss before provision for income taxes	(11,358)	(14,463)	(58,863)	(51,437)
Income tax benefit	—	30	—	(39)
Net loss	$(11,358)	$(14,493)	$(58,863)	$(51,398)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.30)	$(0.44)	$(1.63)	$(1.62)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted(1)	38,254,122	32,900,390	36,011,446	31,662,301
(1) On July 6, 2023, all shares of the Company’s then outstanding Class B common stock were automatically converted into the same number of shares of Class A common stock, pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation. No additional shares of Class B common stock will be issued following such conversion.

BACKBLAZE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Years Ended December 31,
	2023	2022
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(58,863)	$(51,398)
Adjustments to reconcile net loss to net cash provided by operating activities:
Net accretion of discount on investment securities and investment income	417	(863)
Noncash lease expense on operating leases	2,350	2,457
Depreciation and amortization	24,912	20,151
Stock-based compensation	24,327	17,049
(Gain) loss on disposal of assets and other adjustments	(60)	37
Changes in operating assets and liabilities:
Accounts receivable	56	(547)
Prepaid expenses and other current assets	(445)	(379)
Other assets	(389)	1,001
Accounts payable	(295)	1,627
Accrued expenses and other current liabilities	(1,422)	(970)
Deferred revenue	4,526	670
Operating lease liabilities	(2,464)	(2,547)
Other long-term liabilities	—	(69)
Net cash used in operating activities	(7,350)	(13,781)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(26,358)	(145,871)
Maturities of marketable securities	67,874	88,000
Proceeds from disposal of property and equipment	369	—
Purchases of property and equipment	(5,512)	(7,349)
Capitalized internal-use software costs	(14,716)	(8,634)
Net cash provided by (used in) investing activities	21,657	(73,854)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance lease and lease financing obligations	(19,510)	(16,492)
Payments of deferred offering costs	—	(658)
Proceeds from debt facility	4,273	4,305
Repayment of debt facility	(4,450)	—
Proceeds from insurance premium financing	893	—
Principal payments on insurance premium financing	(1,545)	—
Proceeds from lease financing obligations	4,450	—
Employee payroll taxes paid related to net settlement of equity awards	—	(130)
Proceeds from exercises of stock options	4,708	4,252
Proceeds from ESPP	2,339	2,511
Net cash used in financing activities	(8,842)	(6,212)
Net increase (decrease) in cash, restricted cash and restricted cash, non-current	5,465	(93,847)
Cash, restricted cash, current and restricted cash, non-current at beginning of period	11,165	105,012
Cash, restricted cash, current and restricted cash, non-current at end of period	$16,630	$11,165
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$3,733	$3,776
Cash paid for income taxes	$59	$31
Cash paid for operating lease liabilities	$2,801	$2,838
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock-based compensation included in capitalized internal-use software	$4,960	$2,674
Accrued bonus settled in restricted stock units	$1,848	$1,852
Accrued bonus classified as stock-based compensation	$3,034	$—
Financed insurance premiums included in accrued expenses and other current liabilities	$—	$1,545

Equipment acquired through finance lease and lease financing obligations	$13,094	$17,037
Accruals related to purchases of property and equipment	$60	$158
Lease liabilities arising from right-of-use assets upon adoption of ASC 842	$—	$5,220
Assets obtained in exchange for operating lease obligations	$5,448	$4,118
Receivable recorded due to stock option exercises pending settlement	$18	$156
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Cash	$12,502	$6,690
Restricted cash – included in prepaid expenses and other current assets	$—	$169
Restricted cash, non-current	$4,128	$4,306
Total cash, cash equivalents, restricted cash, current and restricted cash, non-current	$16,630	$11,165

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(in thousands, except percentages)

Adjusted Gross Profit and Adjusted Gross Margin

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Gross profit	$15,184	$11,707	$49,957	$43,863
Adjustments:
Stock-based compensation	430	290	1,886	1,267
Depreciation and amortization	6,439	5,309	24,330	19,487
Adjusted gross profit	22,053	17,306	76,173	64,617
Gross margin	53%	51%	49%	52%
Adjusted gross margin	77%	75%	75%	76%

Adjusted EBITDA

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Net loss	$(11,358)	$(14,493)	$(58,863)	$(51,398)
Adjustments:
Depreciation and amortization	6,575	5,462	24,912	20,151
Stock-based compensation(1)	5,657	4,038	24,202	17,049
Interest expense and investment income	583	918	1,808	3,324
Income tax benefit	—	30	—	(39)
SAFE holder settlement	—	1,500	—	1,500
Non-recurring professional services	129	—	411	—
Workforce reduction and related severance charges	—	—	3,616	—
Adjusted EBITDA	$1,586	$(2,545)	$(3,914)	$(9,413)
Adjusted EBITDA Margin	6%	(11)%	(4)%	(11)%
(1) During the year ended December 31, 2023, $125 thousand of stock-based compensation expense is classified as workforce reduction and related severance charges in the table above as it was incurred as part of our restructuring program.

BACKBLAZE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(in thousands, except share and per share data)

Non-GAAP Net Loss

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Net loss	$(11,358)	$(14,493)	$(58,863)	$(51,398)
Adjustments:
Stock-based compensation(1)	5,657	4,038	24,202	17,049
SAFE holder settlement	—	1,500	—	1,500
Non-recurring professional services	129	—	411	—
Workforce reduction and related severance charges	—	—	3,616	—
Non-GAAP net loss	$(5,572)	$(8,955)	$(30,634)	$(32,849)
Non-GAAP net loss per share, basic and diluted	$(0.15)	$(0.27)	$(0.85)	$(1.04)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	38,254,122	32,900,390	36,011,446	31,662,301
(1) During the year ended December 31, 2023, $125 thousand of stock-based compensation expense is classified as workforce reduction and related severance charges in the table above as it was incurred as part of our restructuring program.

Stock-based Compensation

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Cost of revenue	$430	$290	$1,886	$1,267
Research and development	2,107	1,632	8,893	6,698
Sales and marketing	1,910	1,454	8,526	5,360
General and administrative	1,210	662	5,022	3,724
Total stock-based compensation expense	$5,657	$4,038	$24,327	$17,049